Exhibit 10

AMENDMENT NO. 2

Dated as of September 30, 2007

to

CREDIT AGREEMENT

Dated as of February 12, 2007

THIS AMENDMENT NO. 2 (“Amendment”) is made as of September 30, 2007 by and among ABE HEARTLAND, LLC (f/k/a HFG Acquisition, LLC) (the “Borrower”), and KRUSE INVESTMENT COMPANY, INC. (the “Lender”), under that certain Credit Agreement dated as of February 12, 2007 between the Borrower and the Lender (as hereto for amended, the “Credit Agreement”).  Defined terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower and the Lender have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender have agreed to the following amendments to the Credit Agreement.

1.             Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)           The definition of “Maturity Date” is amended and restated in its entirety to read as follows:

“Maturity Date” means the earlier of (i) October 12, 2007 or (ii) the closing by Heartland Grain Fuels, L.P. (or its successor) of a credit facility in the amount of approximately $98.7 Million with WestLB AG, New York Branch.

2.             Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants that this Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

3.             Reference to and Effect on the Credit Agreement.

(a)           Upon the effectiveness of Section 1 hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)        Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith (including the Loan Documents).

4.             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

5.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

6.             Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ABE HEARTLAND, LLC
(f/k/a HGF Acquisition, LLC)

By:	/s/ Revis L. Stephenson III
Name: Revis L. Stephenson III
Title: Chairman and CEO

KRUSE INVESTMENT COMPANY, INC.

By:	/s/ Ejnar Knudsen
Name: Ejnar Knudsen
Title: EVP

(Signature Page to Amendment No.2 to Credit Agreement)